UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 2)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PENGROWTH ENERGY TRUST
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

Suite 2900, 240 – 4th Ave S.W. Calgary, Alberta, Canada (Address of principal executive offices)	T2P 4H4 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.   ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.   ☐
Securities Act registration file number to which this form relates (if applicable): N/A
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered Trust Units	Name of each exchange on which each class is to be registered New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None
This amendment no. 2 to the registrant’s registration statement on Form 8-A/A is specifically incorporated by reference into each of the registrant’s registration statement on Form F-3 (File No. 333-143810) which was originally filed with the SEC in June, 2007, and the registrant’s Form F-10 (File No. 333-158580) which was originally filed with the SEC in April, 2009.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Explanatory Note
     This Amendment No. 2 hereby amends the registration statement on Form 8-A (the “Registration Statement”) filed by Pengrowth Energy Trust, an oil and gas royalty trust created under the laws of the Province of Alberta (the “Trust” or the “Registrant”), with the U.S. Securities and Exchange Commission (the “SEC”) on July 26, 2006 and subsequently amended on June 15, 2007 relating to trust units without nominal or no par value, of the Trust (the “Trust Units”).
     On June 9, 2009, holders (the “Unitholders”) of the Trust Units approved an extraordinary resolution to authorize an amendment to the Trust’s amended and restated trust indenture (the “Trust Indenture”) entered into by and among Pengrowth Corporation (the “Corporation”) and Computershare Trust Company of Canada (the “Trustee”) to increase the grant of responsibility and authority to the Corporation to administer the business, affairs and operations of the Trust. The amendment reflects that Pengrowth Management Limited ceased to be the manager of the Trust upon the expiry of the management agreement on June 30, 2009. The matter was put to a vote by ballot, which includes votes cast in person or by proxy, with 95.98% of the votes cast in favor.
     The Trust therefore amends Items 1 and 2 of the Registration Statement.
Item 1.   Description of Registrant’s Securities to be Registered
     This registration statement relates to the registration with the SEC of the Trust Units.
     The Corporation and the Trustee entered into the amended and restated trust indenture on July 10, 2009 (the “Amended and Restated Trust Indenture”), which includes amendments to increase the grant of responsibility and authority to the Corporation to administer the business, affairs and operations of the Trust. Descriptions of such amendments are set forth under the captions “Matters to be Acted Upon at the Meeting — Matter #5 — Amendments to the Trust Indenture and the USA — Amendments to the Trust Indenture” in the Management Information Circular of the Trust dated May 5, 2009 (“ Information Circular”), filed with the SEC on May 15, 2009, pursuant to a report of the Trust on Form 6-K, which descriptions are incorporated herein by reference. Such descriptions do not purport to be complete and are qualified in their entirety by the provisions of the Amended and Restated Trust Indenture, a form of which is attached hereto as Exhibit 3.1 and is incorporated herein in its entirety by reference.
Item 2.   Exhibits

Exhibit
Number	Description

3.1	Form of Amended and Restated Trust Indenture dated as of July 1, 2009 between the Corporation and the Trustee.

4.1	Form of Trust Unit Certificate (included in Exhibit 3.1).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PENGROWTH ENERGY TRUST by its administrator PENGROWTH CORPORATION
Date: July 14, 2009	By:	/s/ Christopher G. Webster
		Name:	Christopher G. Webster
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
3.1	Form of Amended and Restated Trust Indenture dated as of July 1, 2009 between the Corporation and the Trustee.

4.1	Form of Trust Unit Certificate (included in Exhibit 3.1).

3